UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

VIRTUS ARTIFICIAL INTELLIGENCE & TECHNOLOGY OPPORTUNITIES FUND

(Name of Registrant as Specified in Its Charter/Declaration of Trust)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

VIRTUS ARTIFICIAL INTELLIGENCE & TECHNOLOGY OPPORTUNITIES FUND

October 6, 2022

Dear Fellow Shareholder,

As you may know, the Virtus Artificial Intelligence & Technology Opportunities Fund (“AIO”) shareholder meeting has been adjourned until November 10, 2022. Almost 90% of shares voted to date have supported the new sub-advisory agreement. We continue to need your vote to reach the requisite 50% vote participation.

You and approximately 8,500 of your fellow AIO investors are categorized as “Objecting Beneficial Owners” (“OBOs”). This simply means we do not know your identity. Our proxy solicitor cannot contact you by telephone. We are writing to make you aware of the shareholder meeting and the importance of voting your shares. In addition to signing, dating and mailing the enclosed proxy cared provided, you have the option of voting by internet or telephone. Please see instructions below.

Vote by Phone by calling 1-833-288-9331 and speaking with a proxy voting specialist today. Our representatives are available weekdays from 10 a.m. to 11 p.m. Eastern time. You may also call the toll-free number on the enclosed card and follow the prompts.
Vote by Internet by visiting the internet address on the enclosed card and following the instructions.
Vote by Mail by completing, signing, and dating the enclosed card and returning it in the enclosed prepaid return envelope.

If you have any questions regarding the shareholder meeting or you need assistance in voting, please contact our proxy solicitor, Di Costa Partners at 1-833-288-9331.

Thank you,

George R. Aylward

President and Chief Executive Officer, Virtus Closed-End Funds

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